EXHIBIT (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 60 to the registration statement on Form N-1A ("Registration Statement") of our report dated September 1, 2004, relating to the financial statements and financial highlights of Eaton Vance Tax-Managed Emerging Markets Fund (the "Fund"), which appears in the June 30, 2004 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP


October 27, 2004
Boston, Massachusetts